Exhibit 10.1
Description of Salary Adjustments
for William J. Nydam and Michael R. Rodriguez, effective January 1, 2006
Pursuant to their respective employment agreements, which provide for the review of base salaries from time to time in accordance with our procedures for adjusting salaries for senior executives:
•	The base salary of William J. Nydam, our President and Chief Operating Officer, was increased from $262,032 to $269,893, effective January 1, 2006; and

•	The base salary of Michael R. Rodriguez, our Senior Vice President, Finance and Chief Financial Officer, was increased from $202,000 to $216,140, effective January 1, 2006.
These salary adjustments were previously disclosed in the proxy statement relating to our 2006 Annual Meeting of Stockholders.